UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Schedule 14A
(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

Alliance Data Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE DATA SYSTEMS CORPORATION
3075 Loyalty Circle
Columbus, Ohio 43219

ADDITIONAL INFORMATION REGARDING
SUBMISSION OF QUESTIONS FOR THE
2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
AND A CHANGE IN EXECUTIVE OFFICERS
FOR ALLIANCE DATA SYSTEMS CORPORATION

The following information is a supplement to the Notice of Annual Meeting and Proxy Statement dated April 14, 2021 (the “Proxy Statement”), furnished to stockholders of Alliance Data Systems Corporation in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 27, 2021, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”).

This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 12, 2021.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Additional Information Regarding Submission of Questions for the 2021 Virtual Annual Meeting of Stockholders
At the Company’s Annual Meeting, our stockholders will elect our directors to serve until the 2022 Annual Meeting. Our board of directors has recommended that stockholders vote for the election of Laurie A. Tucker, a member of our board since 2015, who serves as the chair of our Nominating & Corporate Governance Committee and as a member of our Compensation Committee.

The proxy advisory firm, Glass Lewis, has recently issued a report regarding the proposals to be considered at the Annual Meeting, which included a recommendation that its clients vote against Ms. Tucker with general concerns regarding our virtual meeting disclosure. This recommendation is inconsistent with that of our board and another leading proxy advisor, ISS, who has issued recommendations to vote for each of proposals 1-3. In response to the recommendation from Glass Lewis, the Company would like to reiterate here, as previously disclosed on page 65 in our Proxy Statement, the ability of stockholders to access, vote and participate in the Annual Meeting. Participation in the annual meeting includes the ability to ask questions. Along with previously provided instructions for the virtual Annual Meeting, included below are some additional disclosures for how stockholders can ask questions before and during the Annual Meeting as well as other technical information.

How to Access, Vote and Participate in the Virtual Annual Meeting for All Stockholders:
•	Visit the annual meeting website at www.meetingcenter.io/282153830;
•	Select “I have a Control Number” or “I am a Guest,” as applicable; and
•
If you select “I have a Control Number,” then enter both the annual meeting password “ADS2021” (if prompted) and the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

The virtual annual meeting will begin promptly at 9:00 a.m. Central Time. Virtual annual meeting access will open at 12:00 a.m. Central Time on the day of the meeting. We encourage you to access the meeting prior to the start time to provide ample time for the check in. If you encounter technical difficulties with the meeting website on the day of the meeting, please click the applicable link for “Technical Support” or “Help” or call 1-888-724-2416 (U.S. & Canada) or +1-781-575-2748 (International) for assistance.

Both registered stockholders and beneficial stockholders who access the virtual annual meeting using their control numbers may vote their shares during the virtual annual meeting, but shares held in the 401(k) and Retirement Savings Plan cannot be voted during the meeting.

How Stockholders Can Submit Questions for the Virtual Annual Meeting:
Stockholders will have the opportunity to submit questions in advance of and during the Annual Meeting.
•
In advance of the annual meeting. Stockholders may submit questions in advance of the virtual annual meeting by emailing the question and proof of ownership to investorrelations@alliancedata.com. The deadline to submit questions in advance is 5:00 p.m. Central Time on May 26, 2021. Proof of ownership includes a copy of one of the following: (i) your proxy card or voting instruction form; (ii) your Computershare account statement or bank or brokerage account statement indicating your ownership of our common stock as of the record date, March 31, 2021; or (iii) the Notice Regarding the Availability of Proxy Materials.

•
During the annual meeting. Stockholders may submit questions during the virtual annual meeting by accessing the annual meeting website as described above. Everyone will have the opportunity to attend the virtual annual meeting. Those who attend the virtual annual meeting as a guest, however, will not be able to submit questions during the meeting.

Questions submitted that are pertinent to the Company and the items being voted on by stockholders during the annual meeting will be read aloud and answered, as time permits and in accordance with meeting procedures and the Rules of Conduct for the Annual Meeting. Questions regarding personal matters, including those related to employment, product or service issues, or related to strategic transactions are not pertinent to meeting matters and, therefore, will not be answered. Substantially similar questions will be grouped, summarized and answered together due to time constraints. Our Investor Relations or General Counsel’s office will respond to other questions not answered during the annual meeting, as appropriate.

Based on this information, we encourage Glass Lewis to reverse its recommendation or, in the event Glass Lewis will not reverse its recommendation, that our stockholders disregard the recommendation, follow the ISS and board recommendations and vote FOR the election of Ms. Tucker to the board on Proposal 1.

Additional Information Regarding a Change in Executive Officers
On April 14, 2021, the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) announced the acceptance of the resignation of Timothy P. King as Executive Vice President, Chief Financial Officer, effective as of April 13, 2021. On May 11, 2021, an Executive General Release and Enhanced Severance Agreement (the “Agreement”) between ADS Alliance Data Systems, Inc. and Mr. King became effective.

Pursuant to the Agreement and in consideration for a broad release of the Company and his agreements not to disparage or disclose confidential information and to provide cooperation as permitted in certain matters, Mr. King will receive severance pay in the aggregate amount of $810,000 equal to 78 weeks of his base salary, payable in bi-weekly installment payments and will have access to outplacement services subject to certain restrictions. Further, contingent upon the required approval and direction of the Board for all Company incentive compensation (“IC”) payments, Mr. King shall be eligible to receive an IC payment equal to the prorated IC amount that he would have received in 2022 based on actual 2021 performance, which amount, if any, shall be paid no later than March 31, 2022. Mr. King will also receive $250,000 plus the value of one month of PTO within 30 days of May 11, 2021. All unvested equity awards outstanding as of April 13, 2021 were forfeited in accordance with their terms.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to the current report on Form 8-K filed by the Company on May 12, 2021.